As filed with the Securities and Exchange Commission on January 26, 2009

Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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SKREEM STUDIOS, INC.

(Name of Small Business Issuer in its Charter)

Florida (State or other jurisdiction of incorporation or organization)	7380 (Primary Standard Industrial Classification Code Number)	20-3687391 (I.R.S. Employer Identification No.)

SKREEM STUDIOS, INC.

11637 Orpington Street

Orlando, FL 32817

Attention: Karen Aalders

(407) 207-0400

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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SKREEM STUDIOS, INC.

11637 Orpington Street

Orlando, FL 32817

Attention: Karen Aalders

(407) 207-0400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

———————————

Copies to:

Michael S. Krome, Esq.

8 Teak Court

Lake Grove, New York 11755

Telephone No.: (631) 737-8381

Facsimile No.: (631) 737-8382

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

 (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock (1) Per Share	1,000,000	$1.00	$1,000,000	$39.30
Common Stock (1)(3) Par Value $0.001	3,050,870	$1.00	$3,050,870	$119.89(4)

———————

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2)

Representing shares of the Company to be offered in a self-offering.

(3)

Representing shares of the Selling Shareholders of the Company

(4)

Total registration fee is $159.19

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to completion and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated January 26, 2009

SKREEM STUDIOS, INC.

4,050,870 shares of common stock

MARKET FOR THE SHARES

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $1.00 per share, as well as our selling shareholder offering a total of 3,050,870 shares of common stock for a total offering of 4,050,870 shares of common stock. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. If all of the shares offered by us are purchased, the gross proceeds to us will be $1,000,000. This is our initial public offering and no public market currently exists for shares of our common stock.

The securities offered in this Prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

RISK FACTORS

1

USE OF PROCEEDS

4

DETERMINATION OF OFFERING PRICE

5

OUR DIRECT PUBLIC OFFERING

5

DILUTION

5

OFFERING BY SELLING SHAREHOLDERS

6

SHARES ELIGIBLE FOR FUTURE SALE

7

DESCRIPTION OF SECURITIES

7

PLAN OF DISTRIBUTION

8

INTEREST OF NAMED EXPERTS AND COUNSEL

9

TRANSFER AGENT

9

EXPERTS

9

ABOUT OUR COMPANY

9

DESCRIPTION OF PROPERTY

11

LITIGATION

11

SUMMARY FINANCIAL INFORMATION

11

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

12

OFF-BALANCE SHEET ARRANGEMENTS

12

INFLATION

13

MANAGEMENT

13

EXECUTIVE COMPENSATION

14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

14

PRINCIPAL STOCKHOLDERS

14

OFFERING PERIOD AND EXPIRATION DATE

15

PROCEDURES FOR SUBSCRIBING

15

WHERE YOU CAN FIND MORE INFORMATION

17

FINANCIAL STATEMENTS

F-1

NOTES TO FINANCIAL STATEMENTS

F-6

PROSPECTUS SUMMARY

This Prospectus Summary highlights selected information contained elsewhere in this Prospectus. You should read the following summary together with the more detailed information regarding our Company and the shares of common stock being sold in this offering by the selling shareholders, which information appears elsewhere in this Prospectus.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN

SKREEM STUDIOS, INC. reported a net loss for the years ended September 30, 2008 and 2007, and the period from October 5, 2005 through September 30, 2008 of $205,086, $78,220 and $298,134, respectively. The footnotes with respect to SKREEM STUDIOS, INC.’s financial statements for the year ended September 30, 2008 stated that SKREEM STUDIOS, INC. had recurring losses from operations, a working capital deficit and limited sources of additional liquidity, all of which raise substantial doubt about SKREEM STUDIOS, INC.’s ability to continue as a going concern. The financial statements as of and for the period ended September 30, 2008, will be prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of SKREEM STUDIOS, INC. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. SKREEM STUDIOS, INC. continues to seek additional liquidity to improve its working capital position through the Self Offering conducted herein, and the possible exercise of the common stock warrants also contained in this registration statement. However, no assurance can be given that the Offering will be successful or that SKREEM STUDIOS, INC. will be able to generate net income in the future. See “Management’s Discussion and Analysis and Results of Operations” and the financial statements and notes thereto presented elsewhere in this Prospectus.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to SKREEM STUDIOS, INC.:

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated limited revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our independent registered public accounting firm issued a report for the period ended September 30, 2008 that contained a “going concern” explanatory paragraph.

Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the period ended September 30, 2008. Our notes to the financial statements disclose that SKREEM STUDIOS, INC.’s cash flows have been absorbed in operating activities and has incurred net losses for the period ended September 30, 2008, and has a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm’s report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

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If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new students and customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that we will obtain students or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

We will need additional capital to allow us to expand our business plan to increase capacity to produce the music of our customers and such financing may be unavailable or too costly.

Our ability to continue to develop the programs and products that we are planning to utilize is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.

Risks Related to Offering:

Jeffrey Martin owns directly and indirectly through related parties approximately 55.6% of our outstanding common stock, and has significant influence over our corporate decisions, and as a result, his interest could conflict with yours.

Jeffrey Martin holds 1,697,500 shares of our common stock, representing approximately 55.6% of the outstanding shares of our common stock. Accordingly, Mr. Martin will have significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, as well as determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control even after such conversion and exercise by other investors, as Mr. Martin will likely continue to be our largest shareholder. Additionally, Mr. Martin and management own a combined total of approximately 77% of shares outstanding. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. As a result, Mr. Martin and Management have absolute control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. The interests of Mr. Martin may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, potential investors should take into account the fact that any vote of shares purchased will have limited effect on the outcome of corporate decisions.

Future sales of common stock by our existing shareholders could adversely affect our stock price.

As of January 23, 2009, SKREEM STUDIOS, INC. has 3,050,870 issued and outstanding shares of Common Stock, not including the stock directly by the Company in this offering. The 1,000,000 additional shares are being registered with this offering. Of the total shares issued and outstanding as of January 23, 2009, a total of 3,050,870 shares belong to shareholders subject to Rule 144, and are “restricted securities” as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. All of the shares that are currently “restricted

2

securities” would be eligible for resale upon the effectiveness of this Registration Statement Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our Common Stock. This problem would be exacerbated if we continue to issue Common Stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.

As of January 23, 2009, there were 3,050,870 issued and outstanding shares of Common Stock. If all the shares of stock being offered directly by the Company in this offering were sold, we would have a total of 4,050,870 shares issued and outstanding. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.

Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We have made application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Said application is still pending. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called “pink sheets”. Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of SKREEM STUDIOS, INC. may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.

We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock

We may require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.

SKREEM STUDIOS, INC. is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis. If the Company’s capital is insufficient to reach and impact their targeted market, they may not be able to achieve the intended goals and objectives, or succeed in its industry.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.

SKREEM STUDIOS, INC.'s debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden

3

could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets.

No assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.

All investments will be available for use by the Company immediately upon payment and subscription by the investor and will not be available for refund to investors if the offering fails to raise sufficient funds to complete the business plan of the Company. Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Competition may have a material impact on our ability to sell our Technology and Products.

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

Forward Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management.

The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS

The Company intends to use the net proceeds of this Offering for the following:

	Maximum	Minimum
Buildout of New Studio	$250,000	$0
Marketing	150,000	$––
Operating Expenses	600,000	25,000
	1,000,000	25,000

The amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues. Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this Offering. There can be no assurance that the Company’s estimates will prove to be accurate or that unforeseen expenses will not occur. In the event that the 25,000 Shares (the Minimum) in this Offering, the Company anticipates that these proceeds will be able to satisfy the Company’s capital needs for approximately six months. In the event the Company sells 1,000,000 Shares in this Offering, the Company anticipates that these proceeds will be able to satisfy the Company’s capital needs for approximately 24 months. There can be no assurance that even if the Company sells the maximum shares that the proceeds will satisfy the Company’s needs for any determinate period of time.

SKREEM STUDIOS, INC. will receive the proceeds of the 1,000,000 shares, to be sold in the future directly by the Company, from time to time. The Company will only receive the proceeds from the sale of the shares by the Company, if sold. There is no guarantee that the offered shares will be sold.

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DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $0.50 was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

1

.Our history and our prospects;

2.

The industry in which we operate;

3.

The status and development of our products and services;

4.

The previous experience of our executive officers; and

5.

The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 1,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $1,000,000. The expenses associated with this offering are estimated to be $20,079 or approximately 2% of the gross proceeds of $1,000,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

Shares offered in this offering to be sold by Company	1,000,000 shares
Shares of Selling Shareholders that are Outstanding as of January 23, 2009	3,051,870 shares
Shares Outstanding after sale of shares to be sold by the Company	4,051,870 shares

Gross proceeds: Gross proceeds from the sale of up to 1,000,000 shares of our common stock will be $1,000,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a fully operational studio and attempt to bring our product to market.

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

DILUTION

Purchasers of securities in this offering will experience immediate dilution and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net book tangible value as of September 30, 2008 was $1,113,812 or $0.275 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2008, as adjusted to give effect to the receipt of net proceeds from the sale of

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the 1,000,000 shares of common stock for $1.00, which represents net proceeds after deducting estimated offering expenses of $20,079. This represents an immediate increase of $0.231 per share to existing shareholders and an immediate and substantial dilution of $0.725 per share, or approximately 73%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma book value per share of our common stock immediately following this offering.

OFFERING BY SELLING SHAREHOLDERS

The following tables set forth certain information concerning each of the selling stockholders. The shares are being registered to permit the selling stockholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $1.00 per share until the shares are quoted on the Over-the-Counter Bulletin Board, if ever.

Selling stockholders are under no obligation to sell all or any portion of their shares. Particular selling stockholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling stockholders will sell all of their shares.

None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

Selling Stockholder	Total Number of shares owned prior to offering	Numer of shares included in offering	% of Beneficial Ownership at completion of offering assuming sale of all shares
Karen Aalders	183,000	183,000	4.5
Charles Camorata	20,000	20,000	*
Timothy G. Giroux	8,850	8,850	*
Tony Harrison	490,000	490,000	12
Michael S. Krome	10,000	10,000	*
Jeffrey D. Martin	1,697,500	1,697,500	41.9
Justin Martin	300,000	300,000
Oxford Street Partners(1)	20,000	20,000	*
Greg Reynolds	2,000	2,000	*
Sterling LLC (2)	110,000	110,000	*
Am-Pac Investments Inc. (3)	11,000	11,000	*
Richard J. Bollhoffer	1,000	1,000	*
Bobby Clark	37,000	37,000	*
Michael Clarke	100	100	*
Megan Crutcher	1,000	1,000	*
Otha Davis	2,000	2,000	*
Joshua Dodd	5,000	5,000	*
Dominic Dad, Inc.	1,000	1,000	*
Jeanette M. Dubrule	1,250	1,250	*
Rochelle J. Dubrule	1,250	1,250	*
Forbes Investments Limited (4)	20,000	20,000	*
Dexter King	5,620	5,620	*
Beau Kinyon and Mandy Kinyon	5,000	5,000	*
Mandy Kinyon c/f Ethan Kinyon UGMA/FL	500	500	*
Kristin Martin	2,500	2,500	*
Nancy M. Lamonte	1,000	1,000	*
Chester Luzier	1,000	1,000	*
Justin Martin c/f Jett Rylee Martin	2,500	2,500	*

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Jeffrey D. Martin c/f Laurin Laurin Martin UGMA/FL	5,000	5,000	*
Sherrie Martin	10,000	10,000	*
James McDaniel	15,000	15,000	*
National Financial Services LLC (5)	6,000	6,000	*
Rose N. Ndwigah-Mwangi	8,200	8,200	*
Brian Robinson	8,000	8,000	*
John S. Shelley	10,000	10,000	*
Andre Small	25,000	25,000	*
Trifinity Inc.	100	100	*
Eddie D White & Amissa M White JTTEN	5,000	5,000	*
Amissa White c/f Sierra Sierra White UGMA/FL	500	500	*
Lynn Winken	9,000	9,000	*
Total Shares	3,050,870	3,050,870

———————

(1)

The Control Person for Oxford Street Partners is Tyler Tedrow.

(2)

The Control Person for Sterling LLC is Tom Tedrow.

(3)

The Control Person for Am-Pac Investments Inc. is Jeffrey Martin.

(4)

The Control Person for Forbes Investments Limited is Andy Lai.

(5)

The Control Person for National Financial Services LLC is Darrel Jordan.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 23, 2009, SKREEM STUDIOS, INC. has 3,050,870 issued and outstanding shares of Common Stock. Assuming the 1,000,000 shares to be sold by the Company are sold, there will be a total of 4,050,870 shares issued and outstanding. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i)

One percent of the outstanding shares of Common Stock; or

(ii)

The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about SKREEM STUDIOS, INC. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. SKREEM STUDIOS, INC. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price.”

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. As of January 23, 2009, there were 3,050,870 shares of Common Stock issued and outstanding. This does not include the 1,000,000 shares being registered in this Registration Statement to be sold by the Company, if possible, from time to time. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

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Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $1.00 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $ 1.00 per share. If all 1,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $1.00 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (I) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 15c2-11 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

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We intend to sell the shares in this offering through Management and Directors who are officers of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Charles Camorata, Justin Martin nor Karen Aalders, who are officers of the Company, are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealers or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of SKREEM STUDIOS, INC. Michael S. Krome, Esq., is the holder of a total of 10,000 shares of common stock, part of which is a portion of his legal fees.  Furthermore, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in SKREEM STUDIOS, INC., other than Mr. Krome.

TRANSFER AGENT

The Transfer Agent and Registrar for the common stock is OTC Stock Transfer, 231 East 2100 South, Salt Lake City, Utah.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

EXPERTS

Our audited financial statements as of September 30, 2008 and September 30, 2007 and for the periods then ended, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated January 23, 2009 upon authority as experts in accounting and auditing. M&K CPAS, PLLC’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

ABOUT OUR COMPANY

How our company is organized

SKREEM STUDIOS, INC. is an entertainment production company originally formed as a limited liability company (Skreem Studios, LLC) in Florida, on October 7, 2005. On July 1, 2008, the entity converted its type from a limited liability company to a corporation and changed its name to Skreem Studios, Inc.

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Any information contained on our website should not be considered as part of this prospectus. The information contained on our website is used for disseminating  sales and marketing purposes

Where you can find us

The Company’s executive offices, located at 11637 Orpington Street, Orlando, FL 32817, (407) 207-0400 is low-day and cost effective, mirroring the company’s frugal approach to controlling costs to maximize returns. Out studio is located at 7648 Southland Blvd, Orlando, Florida.

SKREEM BOOT CAMP OF AUDIO REORDING

Skreem Studios is a multi-function, state of the art, digital audio recording and editing facility. It houses four recording studios, a “live” recording space that measures over 650 square feet, large enough for a 25 piece orchestra. It also has a client lounge, a conference room, wet bar, and shower accommodations.

The business focuses on providing recording services for record labels, music producers, and recording artists, as well as providing worldwide video teleconferencing services often necessary for corporate presentations and product approvals.

Skreem Studios also houses in its facility two other companies that compliment its business. One is a video recording and editing service that creates music videos to accompany an artist’s recordings. This “one stop” capability makes Skreem Studios a time saving, efficient, and convenient option for independent labels and up and coming independent artists. The other is The “SKREEM BOOT CAMP OF AUDIO RECORDING”.

SKREEM BOOT CAMP OF AUDIO REORDING

The use of Skreem Studios as the teaching center provides a cost effective real world environment for preparing the student for a career in the music business. Use of the Studio as an education facility during hours that are traditionally slow provides an addition stream of revenue at a very low cost to the Studio. In addition, graduating students that generate their own business will already be familiar with the facility and staff, making their use of the Studio for their own business very appealing. This will result in increased income for the Studio as the students graduate and begin renting time for his or her own projects.

The Course

This “Boot Camp” is an accelerated, intensive, hands on course that teaches the student the essentials of audio recording and production. The course is designed to take the student through the basics of recording and producing music and equip them with the skills necessary to attain an entry-level position in the recording industry. The curriculum includes computer operation, basic recording and producing, recording and entertainment business essentials, and video postproduction essentials.

Basic Audio Recording and Producing

The student learns signal flow, microphone techniques, effects processing, and recording and editing techniques, and postproduction video enhancement on the latest state of the art computerized equipment in a full service professional environment. They are required to complete a project utilizing the tools they will be expected to be familiar with in the marketplace.

Video Postproduction

The student is given comprehensive instruction on working with video in a postproduction environment. The process of producing and mixing music, sound effects, and video together as one package is presented with a finished project required for completion of the program.

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Music Business

Evaluating contracts and knowing the standards in the industry is extremely valuable at all levels of the music and entertainment business. These essentials are presented in a from a “real world” perspective using actual working contracts that are examined and evaluated using the standards that are currently used in the industry. These include artist recording contracts, producer contracts, video production contracts, writer contracts, and licensing agreements. Music Copyright and Publishing rights are also emphasized along with ASCAP and BMI affiliations as publisher and writer.

Job Placement

We provide instruction in resume writing as well as provide contacts for the student to begin their search for employment. An internship is required as part of the course which puts the student in a working environment outside of the school. The student will have networking opportunities through their instructors and their internship to begin forming the relationships that will help them get the positions they desire.

Teaching Staff

The instructors are seasoned professionals that make their primary living doing what they teach. We will periodically have guest instructors and presenters that have industry name recognition as an added part of the course.

DESCRIPTION OF PROPERTY

The Company currently operates from a leased facility located at 11637 Orpington Street, Orlando, FL 32817. This facility contains 2,000 square feet of office space. There is no lease or lease payment on the facility as it is owned by the Company’s principal shareholder. The Studio/School is located at 7648 Southland Blvd, Orlando, Florida, and consists of over 650 square feet multi-function, state of the art, digital audio recording and editing facility. It also has a client lounge, a conference room, wet bar, and shower accommodations.

LITIGATION

The Company is engaged in litigation for burglary of our Studios on August 10, 2008. The Company is the plaintiff in the case and seeks damages related to the studio equipment that was stolen. It is to early to estimate the outcome of this case at this time.

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the detailed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with those financial statements and related notes, and the “use of Proceeds” and “Plan of Operation” sections included in the prospectus.

September 30, 2008
Balance Sheet Data:
Cash and cash equivalents	$250
Property and equipment net of depreciation	167,325
Total assets	313,181
Total liabilities	190,804
Stockholders’ Equity	122,377

Statement of Operations Data:

	For The Year Ended September 30, 2008 and The Period From October 7, 2005 (Inception) Through September 30, 2008
Revenues	$4,210	$4,210
Total cost and expenses	189,921	278,759
Extraordinary Loss	19,375	19,375
Net loss	(205,086)	(298,134)
Net loss per share	$(0.07)
Weighted average number of shares Outstanding – basic and diluted	3,051,870

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Our Trading Symbol

The Common Stock of SKREEM STUDIOS, INC. does not have a trading symbol at this time.

As of January 23, 2009, there were approximately 41 shareholders of record for the Company’s common stock and options granted.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Financings

None

RESULTS OF OPERATIONS:

For the Years Ending September 30, 2008 vs. September 30, 2007

Net Income and Loss

Net loss for 2008 was $(205,086), compared to $(78,220) in 2007. Due to increased operations in 2008, the general and administrative expenses increased from $15,109 in 2007 to $66,240 in 2008. Rent expense also increased in 2008 to $59,381 compared to $49,344 in 2007. Depreciation expense in 2008 is $50,494 compared to $0 in 2007 due to the acquisition of fixed assets and assets placed into service in 2008. The company recognized an extraordinary loss of $19,375 related to studio equipment that was burglarized on August 10, 2008.

Liquidity and Financial Resources

As of September 30, 2008, we had $250 in cash. The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources. Previously it has relied upon its major shareholder to advance funds to allow it to operate in such situations. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

GOVERNMENT REGULATIONS

We estimate that there is no material cost to comply with any environmental laws of the Federal, State or Local governments. Any compliance, we believe that any cost and/or compliance is the responsibility of the end user.

MANAGEMENT

The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

The executives and directors currently serving the Company are as follows:

Name	Age	Position
Charles Camorata	55	President, Chief Executive Officer and Director
Justin Martin	25	Vice President and Director
Karen Aalders	58	Secretary / Treasurer and Director

Charles Camorata

1999 - Present

Vice President/Producer for Skreem Entertainment

Develop new groups and prepare them for recording careers by providing vocal and dance training, as well as produce their first commercially released record. Current group is “3rd Wish”, who have just released their first single “The Way I Do”.

All executive duties involved in daily operations of SKREEM Entertainment Corp., SKREEM Records, and JCS Publishing Co.

1993 - 1999

Theme Parks and Recording Studios

Sound designer/design supervisor, MIDI systems programmer, and music editor/mixer for “Porta Europa” – an MCA/Universal theme park in Wakayama, Japan.

Sound designer/design supervisor, MIDI systems programmer, and music editor/mixer for the “Water World Stunt Show” in Universal Studios Hollywood. (Won IAAPA award for “Best Mixed Stunt Show Worldwide” 1995).

Sound designer/design supervisor for Fox Television’s fall 1994 series “Fortune Hunter”.

Sound designer/design supervisor for independent film “Shakti” released in Puerto Rico.

Project manager and design consultant for Sound Deluxe Inc. Projects managed and designed include The Nascar Café Chain, Caroline’s Comedy Nation in Manhattan, All-star Cafes, Seuss Landing at Universal Studios Florida.

 Justin Martin

 Mr. Martin joined the Company in April 2007, as Vice President and Director. Mr. Martin was formerly a part of the famous music group “3rd Wish”, who for the most part made a name for themselves in the European market.

Karen Aalders.

 Ms. Aalders joined the Company in May, 2006 as its Secretary / Treasurer and a director. From 1994 to 1999, Ms. Aalders was employed by Martin Consultants, Inc. as Secretary / Treasurer. From 1990 to 1994 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

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EXECUTIVE COMPENSATION

Each operating officer is entitled to an annual base salary of $60,000, plus reimbursement for documented out-of-pocket expenses. The Board of Directors also plans to grant non-qualified options annually to each officer as additional future compensation for services rendered. The timing and extent of such option grants are made at the sole discretion of the Board of Directors and have an exercise price equal to the estimated fair-market-value on the date of the grant. There is no other compensation given beyond the annual base salaries and option grants. The following Summary Compensation Table sets forth the compensation for each executive officer for the past three fiscal years ended September 30th;

Summary Compensation Table

Name & Position	Fiscal Year	Annual Salary	Long-term Compensation; Securities Underlying Options
Charles Camorata, President	2008	$ 19,000	none
Justin Martin, Vice-President	2008	––	none
Karen Aalders	2008	––	none

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

EMPLOYEES

The company has six full time employees, including its operating officers, which are employed by the Company on a full-time basis. Additionally, there is one part-time employee. None of the employees are covered by a collective bargaining or similar agreement. The Company believes it has good relations with all of the employees.

EMPLOYMENT AGREEMENTS

As of the date of this filing, we do not have any formal written employment agreements with any officer or director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

PRINCIPAL STOCKHOLDERS

The following table describes, as of December 23, 2008, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

Identity of Stockholder or Group	Number of Shares Beneficially Owned (1)	Percentage of Shares Owned prior to Offering	Percentage of Shares Owned after sale of Shares in Offering (2)
Jeff Martin 11637 Orpington Street Orlando, FL 32817	1,697,500	55.6%	41.9%
Tony Harrison c/o the Company	490,000	16.1%	12.1%
Justin Martin c/o the Company	300,000	9.8%	7.4%

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Karen Aalders c/o the Company	183,000	6.0%	4.5%
Charles Camorata* c/o the Company	20,000	0.7%	0.5%
All Officers and Directors as A Group (3 Persons)	503,000	16.5%	12.4%

———————

*

Less than 5%

(1)

Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2)

Assumes sale of all12, 000,000 shares in this offering

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement

2.

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Skreem Studios, Inc.”

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income

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exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-l, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION

The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Florida law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Florida General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Florida law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

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FLORIDA ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

Provisions of Florida law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to the Florida General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Florida corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

(i)

The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

(ii)

Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

(iii)

On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form S-1 with the Commission to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

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SKREEM STUDIOS, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SKREEM STUDIOS, INC.

We have audited the accompanying balance sheets of Skreem Studios, Inc. (a development stage company) as of September 30, 2008 and 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and for the period from October 7, 2005 (inception) through September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skreem Studios, Inc. as of September 30, 2008 and 2007, and the results of its operations, changes in stockholders' equity and cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

January 23, 2009

Skreem Studios, Inc.

(A Development Stage Company)

Balance Sheets

As of September 30, 2008 and 2007

Current assets:	September 30, 2008	September 30, 2007
ASSETS:
Cash	$250	$192
Insurance proceeds receivable	133,889	––
Prepaid expense	5,717	584
Total current assets	139,856	776

Property and equipment, net of accumulated depreciation of $30,738 and $0, respectively	167,325	319,691

Deposit	6,000	6,000
TOTAL ASSETS	$313,181	$326,467

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$22,419	$5,311
Accrued interest	27,535	13,767
Notes payable – related party	140,850	220,200
Total Current Liabilities	190,804	239,278

Stockholders' Equity:

Common Stock, $.001 par value; 100,000,000 shares authorized, 3,051,870 and 0 shares issued and outstanding, respectively	3,052	3,052
Additional paid in capital	417,459	177,185
Deficit accumulated during the development stage	(298,134)	(93,048)
Total Stockholders' Equity	122,377	87,189
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$313,181	$326,467

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statements of Operations

For the Years Ended September 30, 2008 and 2007 and

the Period From October 7, 2005 (Inception) Through September 30, 2008

	Year Ended September 30,		October 7, 2005 (Inception) Through September 30,
	2008	2007	2008
Revenue:	$4,210	$––	$4,210

Expenses: General and administrative expenses	66,240	15,109	85,527
Rent	59,381	49,344	119,375
Depreciation	50,494	––	50,494
Interest expense	13,806	13,767	27,573

Total Operating Expenses	189,921	78,220	282,969
Net Loss before extraordinary items	(185,711)	(78,220)	(278,759)
Extraordinary Loss Casualty loss on equipment	(19,375)	––	(19,375

Net Loss	$(205,086)	$(78,220)	$(298,134)

Net Loss per Common Share - Basic and Diluted	$(0.07)	$(.03)

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	3,051,870	3,051,870

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the twelve months ended September 30, 2008 and 2007 and

the period from October 7, 2005 (Inception) Through September 30, 2008

	Twelve months ended September 30,		October 7, 2005 (inception) to September 30,
	2008	2007	2008
Cash Flows from Operating Activities:
Net Loss	$(205,086)	$(78,220)	$(298,134)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	50,494	––	50,494
Extraordinary loss	19,375	––	19,375
Changes in:
Deposit	––	(3,000)	(6,000)
Prepaid expenses	(5,133)	(584)	(5,717)
Accounts payable and accrued liabilities	30,876	15,814	49,954
Net Cash Flows Used in Operations	(109,474)	(65,990)	(190,028)
Cash Flows from Investing Activities:
Proceeds from sale of equipment	432	––	432
Purchase of fixed assets	(50,092)	(70,535)	(133,517)
Net Cash Flows Used in Investing activities	(49,660)	(70,535)	(133,085)
Cash Flows from Financing Activities:
Cash contributions from owners	32,324	13,500	45,824
Cash borrowings from owners	136,350	117,700	281,550
Expenses paid by owners on behalf of company	718	10,971	11,689
Principal payments on debt	(10,200)	––	(10,200)
Distributions to owners	––	(5,500)	(5,500)
Net Cash Flows Provided by Financing activities	159,192	136,671	323,363
Net Increase (Decrease) in Cash	58	146	250
Cash and cash equivalents - Beginning of period	192	46	––
Cash and cash equivalents - End of period	$250	$192	$250

SUPPLEMENTARY INFORMATION
Interest Paid	$39	$––	$39
Non-cash transactions
Insurance Proceeds Receivable related to extraordinary loss	133,889	––	133,889
Equipment purchased by owners	1,732	17,799	162,998
Equipment purchased for notes payable	––	––	75,000
Issuance of shares from spin off from parent company	––	––	3,052
Debt extinguished for equity	205,500	––	205,500

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

For the twelve months ended September 30, 2008 and 2007 and

the period from October 7, 2005 (Inception) Through September 30, 2008

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Shares	Amount	Paid-in Capital	Development Stage	Stockholders Equity
Inception to October 7, 2005
Founders shares	3,051,870	$3,052	$(3,052)	$––	$––
Fixed Assets contributed from owner	––	––	143,467	––	143,467
Net Loss	––	––	––	(14,828)	(14,828)
Balances - September 30, 2006	3,051,870	3,052	140,415	(14,828)	128,639
Distributions to owners	––	––	(5,500)	––	(5,500)
Equipment contributed from owners	––	––	10,971	––	10,971
Expenses paid by owners	––	––	17,799	––	17,799
Cash contributions from owners	––	––	13,500	––	13,500
Net Loss	––	––	––	(78,220)	(78,220)
Balances - September 30, 2007	––	3,052	177,185	(93,048)	87,189
Cash contributions from owners	––	––	32,324	––	32,324
Expenses paid by owners	––	––	718	––	718
Equipment contributed from owners	––	––	1,732	––	1,732
Debt Extinguished by Parent Company	––	––	205,500	––	205,500
Net Loss	––	––	––	(205,086)	(205,086)
Balances - September 30, 2008	3,051,870	$3,052	$417,459	$(298,134)	$122,377

The accompanying notes are an integral part of these financial statements.

Skreem Studios, Inc.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS

Skreem Studios, Inc. (f/k/a Skreem Studios LLC) was formed on October 7, 2005 as a limited liability company with the beneficial interest held by two of the Company’s shareholders, Jeffrey Martin and Tony Harrison. The Company initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses. On April 1, 2007 the Company was acquired by Insight Management Corporation (f/k/a Skreem Records Corporation) under the purchase method and commenced business operations.

On June 27, 2008, the majority of stockholders authorized a name and entity change from Skreem Studios, LLC to Skreem Studios, Inc. On July 1, 2008, Insight Management Corporation commenced a reverse spin-off of Skreem Studios, Inc., whereby the shareholders of record received one share of Skreem Studios, Inc. for each share owned of Insight Management. The financial statements report activity of the Company from its inception on October 7, 2005.

The Company’s business is the operation of a recording studio. The Company generates revenue by providing the facility and related recording services. The Company leases two studio facilities located at 7648 Southland Boulevard, Orlando, FL, Suite/Studio 104 and Suite/Studio 105.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared utilizing the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. Under this method, revenues are recognized when earned and expenses are recorded when liabilities are incurred.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Skreem considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided. As of September 30, 2008, no significant revenue has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2008 and 2007, there were no cash equivalents.

Prepaid expenses

Prepaid expenses are advance payments for products or services that will be used in operations during the next twelve months.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Property, equipment, and improvements

Property and equipment are stated at cost. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Fully depreciated assets are carried on the books until the date of disposal. Property sold or retired, and the related gain or loss, if any, is taken into income currently. Property that costs less than $500 is expensed as incurred.

Depreciation and amortization

Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years for equipment and furnishings and over the life of the lease for leasehold improvements.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value of Financial Instruments

Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates. No adjustments have been made in the current period.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Current income tax provisions are made based on taxable income reported to federal and state taxing authorities. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of September 30, 2008 and September 30, 2007, there were no current or deferred income tax expensee or benefits.

For income tax reporting purposes, the Company uses accounting methods that recognize depreciation sooner than for financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes.

Cash paid for income taxes for the twelve month periods ended September 30, 2008 and 2007 and from inception was $0.

Basic and Diluted Net Income Per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments. The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity

Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement no. 123.

The Company did not grant any stock options from inception through September 30, 2008.

Advertising

Advertising costs are generally expensed as incurred. Total advertising cost for the twelve month periods ended September 30, 2008 and 2007 and from inception was $3,190 $0 and $4,440, respectively

Recent Accounting Pronouncements

Skreem does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

Skreem’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses of $298,134 and has a working capital deficit of $50,948 at September 30, 2008. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management intends to finance these deficits through the sale of stock.

NOTE 4 – INCOME TAXES

There has been no provisions for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses from inception.

At September 30, 2008 and September 30, 2007 the Company had US net operating loss carryforwards of approximately $298,134, and $93,048 for federal income tax purposes.

Deferred tax assets and liabilities are comprised of the following as of September 30, 2008 and September 30, 2007:

Deferred income tax assets:
	2008	2007
Tax effect of net operating loss carryforward	$101,366	$34,636
Valuation allowance	$(101,366)	$(34,636)
Net deferred tax asset	$––	$––

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of September 30, 2008 and September 30, 2007, the Company had net operating loss carry forwards of approximately of $298,134 and 93,048 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income will begin expiring in 2026 and 2027. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 5 – DEVELOPMENT STAGE OPERATIONS

The Company was formed October 7, 2005. Initial funding for the Company was provided by the parent’s principal stockholder via equity capital, direct debt capital and indirect/related party debt capital. The Company’s business operations commenced January 2, 2008. Operations of the Company from inception have been devoted primarily to raising capital, obtaining financing, acquiring equipment, constructing improvements to the rented studio facilities, and administrative functions. Start-up and organization costs are expensed as incurred. Transactions with shareholders and other related parties are described in other notes to these financial statements.

NOTE 6 – RELATED PARTY NOTES

Short-term debt as of September 30, 2008 and 2007 consisted of the following demand notes:

On February 26, 2008, the Company’s Parent Company as of that date, Skreem Records Corporation, issued 500,000 common shares of SRC stock to relieve notes payable on behalf of both the Company and the Parent Company. The debt relieved related to the Company was $205,500. The debt relieved for the Parent Company was $44,500, for a total debt relieved for the parent and subsidiary of $250,000. The relative market value of the SRC stock at the time of issuance was $0.50 per share. Therefore, no gain or loss on this extinguishment was recognized as the consideration given up by the parent in the form of SRC stock was equal to the consideration received in relief of the notes payable of $250,000. This non-cash transaction was taken as a contribution from the parent in fiscal 2008.

At September 30, 2008, interest in the amount of $27,535 is accrued on these notes. Interest expense for the twelve month periods ended September 30, 2008 and 2007 and from inception was $13,806, $13,767 and $27,573 respectively.

	2008	2007
Various unsecured demand notes to the principal shareholder with no stated interest rate; interest is being accrued at 8.00%.
	$40,850	$171,500

Various unsecured demand notes to a business owned and controlled by the principal shareholder with a stated interest rate of 8.00%.
	87,400	45,200

An unsecured demand note to a business owned and controlled one of the shareholders with no stated interest rate; interest is being accrued at 8.00%.
	1,600	––

Various unsecured demands note to a corporation controlled by the principal shareholder with a stated interest rate of 8.00%.
	11,000	3,500

	$140,850	$220,200

NOTE 7 – CAPITAL STOCK

On July 1, 2008, Skreem Studios, LLC spun off from its then Parent Company Skreem Records Corporation (now called Insight Management, Inc.). Subsequent to the spin off, the limited liability company incorporated and became Skreem Studios, Inc. All shareholders of the Parent Company as of July 1st received one share in the newly formed Skreem Studios, Inc. These shares were treated as founders shares by the Company with an increase to common stock and the offset to additional paid in capital. This was the only stock transaction by the Company from inception through September 30, 2008.

NOTE 8 – RELATED PARTY TRANSACTIONS

All of the debt financing and related interest expense for the Company have been provided by and paid or accrued to the principal shareholder or entities controlled by him. See the Note 6.

The Company receives sublease rental income and utility reimbursement income from an entity that is controlled by an individual who is a party to the net profit sharing agreement regarding studio operations. This related party income is for use of space within the studio facility that is not a part of studio operations.

The various Related Party notes in total of $140,850 as of September 30,2008 include both collateralized and uncollateralized interests. As of September 30, 2008, Related Party Debt equal to $107,400 is 100% collateralized by all of the assets of the Company. All other debt in the amount of $33,450 is not collateralized with any of the Company’s assets.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases two studio/suites. The three-year lease on studio/suite 104 expires on May 31, 2009 and the five-year assumed lease on studio/suite 105 expires on May 31, 2009. Both leases have been extended through May 31, 2012. The minimum future lease payments for these non-cancelable leased studio/suites as of September 30, 2008 are as follows:

Year Ended September 30,	Amount
2009	47,707
2010	56,004
2011	56,004
2012	37,336
2013	––
$204,001

The Company is a plaintiff in a civil lawsuit regarding the theft of equipment it owns. See the note below regarding equipment and contingent event for details.

NOTE 10 – EQUIPMENT

Property and equipment at September 30, 2008 is as follows:

Furniture, fixtures and equipment	$84,903
Leasehold improvements	113,160
Less accumulated depreciation	30,738
$197,051

The Company leased two Studio/Suites in June and September, 2006. These Suites require significant modifications and alterations in order for them to be placed in service as recording studios. Direct costs of $96,374 as well as carrying costs associated with the leasehold improvements of $16,786 were capitalized as they occurred and are being amortized from the commencement of operations on January 2, 2008 over the five year term of the lease.

On August 10, 2008, the Company suffered a break-in and substantially equipment was stolen. The Company also incurred damage to its leased facility. The Company has filed an insurance claim on the incident, recognizing insurance proceeds receivable in the amount of $133,889 and recognizing an extraordinary loss in the amount of $19,375. The Company has filed a civil lawsuit and is in the process of seeking damages from the alleged perpetrators above the amounts covered by insurance. See the note below regarding the contingent event for details.

All escalating payment leases were expensed according to the straight line method.

NOTE 11 – EXTRAORDINARY LOSS

The company recognized an extraordinary loss related to studio equipment that was burglarized on August 10, 2008. The extraordinary loss of $19,375 was considered extraordinary due to its unusual and infrequent nature. The loss recognized is equal to the book value of the assets stolen of $153,264 less the proceeds to be received from the Company’s insurance claim of $133,889. The claim was collected subsequent to the balance sheet date, and was therefore collectible and recognizable as of the balance sheet date. The insurance proceeds that were collected were netted against the loss in the manner above in accordance with SOP 96-1 and FASB interpretation 30.

NOTE 12 – CONTINGENT EVENT

On August 10, 2008, the Company suffered a break-in and substantially equipment was stolen. The Company also incurred damage to its leased facility. The Company has filed an insurance claim on the incident, recognizing insurance proceeds receivable in the amount of $133,889 and recognizing a loss in the amount of $19,375. The Company has filed a civil lawsuit and is in the process of seeking damages from the alleged perpetrators in the amount of $15,000, return of the equipment stolen with an estimated value of $176,175, as well as compensatory damages, punitive payment and recovery of costs. The Company has not recognized any revenue or receivable in conjunction with this lawsuit because legal council has advised that neither the likelihood of a favorable outcome nor an estimate of a range of potential gain can be determined. Pursuant to SFAS statement number 5 gain contingencies are not allowed.

NOTE 13 – SUBSEQUENT EVENT

In October 2008 the Company collected the $133,889 insurance proceeds receivable on the theft casualty incurred August 10, 2008.

___________________________________________________

SKREEM STUDIOS, INC.

4,050,870 Shares

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until April 23, 2009 all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

January __, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors, Officers, Employees and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Florida law. Florida law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Florida General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Florida General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25.

Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$159.19
Legal fees and expenses (1)	$15,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous (1)	$79.00
Total (1)	$20,238.19

———————

 (1)

Estimated.

Item 26.

Recent Sales of Unregistered Securities.

None

As a result of s Stock Dividend from a previously related Company, Skreem Management Corp., the following shares were issued to the shareholders indicated.

Shareholder	Number of shares
Am-Pac Investments Inc. (3)	11,000
Richard J. Bollhoffer	1,000
Bobby Clark	37,000
Michael Clarke	100
Megan Crutcher	1,000
Otha Davis	2,000
Joshua Dodd	5,000
Dominic Dad, Inc.	1,000
Jeanette M. Dubrule	1,250
Rochelle J. Dubrule	1,250
Forbes Investments Limited (4)	20,000
Dexter King	5,620
Beau Kinyon and Mandy Kinyon	5,000
Mandy Kinyon c/f Ethan Kinyon UGMA/FL	500
Kristin Martin	2,500
Nancy M. Lamonte	1,000
Chester Luzier	1,000
Justin Martin c/f Jett Rylee Martin	2,500
Jeffrey D. Martin c/f Laurin Laurin Martin UGMA/FL	5,000
Sherrie Martin	10,000
James McDaniel	15,000
National Financial Services LLC (5)	6,000
Rose N. Ndwigah-Mwangi	8,200
Brian Robinson	8,000
John S. Shelley	10,000
Andre Small	25,000
Trifinity Inc.	100
Eddie D White & Amissa M White JTTEN	5,000
Amissa White c/f Sierra Sierra White UGMA/FL	500
Lynn Winken	9,000

Item 27.

Exhibits and Financial Statement Schedules.

(a)   Exhibits:

   The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit
3.1 (1)	Certificate of Incorporation of SKREEM STUDIOS, INC.
3.2 (1)	By-laws of SKREEM STUDIOS, INC.
5.1 (1)	Opinion of Michael S. Krome, Esq.
23.1 (1)	Consent of M&K CPAS, PLLC, Independent Auditor
23.2 (1)	Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)

———————

(1)

Filed herewith

Item 28.

Undertakings.

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

 Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the registrant is relying on Rule 430B:

(i)

Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Orlando, State of Florida, on January 23, 2009.

SKREEM STUDIOS, INC.

By:	/s/ CHARLES CAMORATA
Charles Camorata President and Principal Executive Officer and Director

By:	/s/ KAREN AALDERS
Karen Aalders Secretary, Treasurer and Principal Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of SKREEM STUDIOS, INC., hereby constitute and appoint Charles Camorata and Justin Martin, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ CHARLES CAMORATA	President Principal Accounting/Financial Officer	January 23, 2009
Charles Camorata	and Director

/s/ JUSTIN MARTIN	Vice President and Director	January 23, 2009
Justin Martin

/s/ KAREN AALDERS	Treasurer and Secretary	January 23, 2009
Karen Aalders	Accounting/Financial Officer and Director